Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the annual report of Empirical Ventures Inc. (the "Company") on Form 10-K for the period ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Jackson, Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 10, 2014	By:	/s/Anthony Jackson
	Name:	Anthony Jackson
	Title:	Chief Financial Officer (Principal Accounting Officer)